EXHIBIT 99.1
ADDITIONAL INFORMATION
     The name and present principal occupation or employment of each director and executive officer of, and each person controlling, each of Versata Enterprises, Inc., Infield Acquisition, Inc., Trilogy Enterprises, Inc., and Trilogy, Inc. is set forth below. Except as otherwise described herein, the business address of each person named below is c/o Trilogy, Inc., 6011 West Courtyard Dr., Suite 300, Austin, Texas 78730. Each natural person named below is a citizen of the United States of America. During the last five years, no person named below has been convicted in a criminal proceeding, or was a party to a civil proceeding, required to be disclosed herein.
Reporting Person: Versata Enterprises, Inc.

Executive
Name	Director	Officer	Present Principal Occupation or Employment
Joseph A. Liemandt	Yes	Yes	President and Chief Executive Officer of Trilogy, Inc.

Lance A. Jones	Yes	Yes	Vice President and General Counsel of Trilogy, Inc.

Andrew S. Price	Yes	Yes	Vice President of Finance of Trilogy, Inc.

Sean P. Fallon	No	Yes	Senior Vice President of Corporate Development of Trilogy, Inc.

Randall Jacops	No	Yes	President and Chief Executive Officer of Versata Enterprises, Inc.

Christopher Smith	No	Yes	Vice President and Chief Operating Officer of Versata Enterprises, Inc.

Reporting Person: Infield Acquisition, Inc. and Trilogy Enterprises, Inc.

Joseph A. Liemandt	Yes	Yes	President and Chief Executive Officer of Trilogy, Inc.

Lance A. Jones	Yes	Yes	Vice President and General Counsel of Trilogy, Inc.

Andrew S. Price	Yes	Yes	Vice President of Finance of Trilogy, Inc.

Sean P. Fallon	No	Yes	Senior Vice President of Corporate Development of Trilogy, Inc.

Reporting Person: Trilogy, Inc.

Joseph A. Liemandt	Yes	Yes	President and Chief Executive Officer of Trilogy, Inc.

Diane Liemandt-Reimann	Yes	No	Investor

Jim Abolt	Yes	No	Vice President of Human Resources of Trilogy Enterprises, Inc.

Sean P. Fallon	No	Yes	Senior Vice President of Corporate Development of Trilogy, Inc.

Lance A. Jones	No	Yes	Vice President and General Counsel of Trilogy, Inc.

Andrew S. Price	No	Yes	Vice President of Finance of Trilogy, Inc.